UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Robinhood Markets, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Robinhood Markets, Inc.

Annual Meeting of Stockholders

Wednesday, June 26, 2024 9:30 AM, Pacific Time

Annual Meeting will be held

via a live webcast - please visit www.proxydocs.com/HOOD for more details.

You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/HOOD

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/HOOD

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before June 14, 2024.

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 26, 2024

For stockholders of record as of the close of business on April 29, 2024

To order paper materials, use one of the following methods*

Internet:

www.investorelections.com/HOOD

Call:

1-866-648-8133

Email:

paper@investorelections.com

* When requesting via the Internet or telephone you will need the 12-digit control number (located below). If requesting material by e-mail, please send a blank e-mail with the 12-digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Have the 12-digit control number located in the shaded box above available when you access the website and follow the instructions.

SEE REVERSE FOR FULL AGENDA

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Robinhood Markets, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	Election of Directors

Nominees:

1.01 Vladimir Tenev

1.02 Baiju Bhatt

1.03 Paula Loop

1.04 Meyer Malka

1.05 Jonathan Rubinstien

1.06 Susan Segal

1.07 Dara Treseder

1.08 Robert Zoellick

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Such other business as may properly come before the annual meeting and any adjournments or postponement thereof.